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                                                                         EX-99.j

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of our report dated November 8, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of Deutsche Asset Management MicroCap Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
January 25, 2001